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Exhibit 32

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the filing of the Annual Report of Headwaters Incorporated (the "Company") on Form 10-K for the year ended September 30, 2013 (the "Report"), we, Kirk A. Benson, Chief Executive Officer of the Company, and Donald P. Newman, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

            (i)  The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

           (ii)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ KIRK A. BENSON Kirk A. Benson Chief Executive Officer November 19, 2013
/s/ DONALD P. NEWMAN Donald P. Newman Chief Financial Officer November 19, 2013

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  Exhibit 32
CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002